Exhibit 99.1
The Allstate Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Statements
On January 26, 2021, the Company entered into a Stock Purchase Agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund associated with The Blackstone Group Inc. to sell Allstate Life Insurance Company (“ALIC”) and certain affiliates for approximately $2.8 billion in cash.
On March 29, 2021, the Company entered into a Stock Purchase Agreement with Wilton Reassurance Company to sell Allstate Life Insurance Company of New York (“ALNY”) for $220 million in cash.
The combined divestitures of ALIC and ALNY is herein referred to as “the divestitures”. A loss on disposition of $4 billion, after-tax, was recorded in the first quarter of 2021 related to these transactions. The ultimate amount of the loss on these sales will be impacted by purchase price adjustments associated with certain pre-close transactions specified in the stock purchase agreements, changes in statutory capital and surplus prior to the closing dates and the closing date equity of the sold entities determined under GAAP, excluding unrealized gains and losses. The transactions are expected to close in the second half of 2021, subject to regulatory approvals and other customary closing conditions.
The divestitures are considered a material strategic shift for the Corporation as ALIC and ALNY comprised the reportable segments of Allstate Life and Allstate Annuities. The divestitures qualify as discontinued operations and all prior periods will be recast to remove Allstate Life and Allstate Annuities segment results from the Corporation’s continuing operations.
The unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles and are:
(1)Presented based on information currently available
(2)Intended for informational purposes only
(3)Are not intended to reflect the results of operations or the financial position of the Corporation that would have resulted had the divestitures been effective as of and during the periods presented or the results that may be obtained by the Corporation in the future.

The unaudited pro forma condensed consolidated financial statements and accompanying notes give effect to the divestitures as if they occurred on December 31, 2020 for purposes of the unaudited pro forma condensed consolidated statement of financial position and January 1, 2018 for purposes of the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018.
The unaudited pro forma condensed consolidated financial statements as of and for the years ended do not reflect future events that are not directly attributable to the divestitures and that may occur after execution of the agreement. Future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements, filed as Exhibit 99.1 to the Current Report on Form 8-K, should be read in conjunction with the accompanying notes. In addition, the unaudited pro forma condensed consolidated financial statements were derived in part from, and should be read in conjunction with, the historical consolidated financial statements included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2020.
The unaudited pro forma condensed consolidated financial statements also include “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. The unaudited pro forma condensed consolidated financial statements do not include adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the divestitures.

The Allstate Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

	As of December 31, 2020
($ in millions, except par value data)	Historical Allstate (a)	Divestitures (b)	Transaction accounting adjustments	Notes	Pro forma Allstate
Assets
Investments
Fixed income securities, at estimated fair value	$66,354	$(23,789)	$—		$42,565
Equity securities, at estimated fair value	4,710	(1,542)	—		3,168
Mortgage loans	4,075	(3,329)	—		746
Limited partnership interests	7,609	(3,046)	—		4,563
Short-term, at estimated fair value	7,800	(993)	—		6,807
Other	3,689	(1,998)	—		1,691
Total investments	94,237	(34,697)	—		59,540
Cash	377	(66)	—		311
Premium installment receivables, net	6,479	(16)	—		6,463
Deferred policy acquisition costs	4,700	(925)	—		3,775
Reinsurance and indemnification recoverables, net	9,220	(2,005)	—		7,215
Accrued investment income	600	(229)	—		371
Property and equipment, net	1,057	—	—		1,057
Goodwill	2,544	(175)	—		2,369
Other assets	3,429	(674)	—		2,755
Separate Accounts	3,344	(3,344)	—		—
Total assets	$125,987	$(42,131)	$—		$83,856
Liabilities
Reserve for property and casualty insurance claims and claims expense	$27,610	$—	$—		$27,610
Reserve for life-contingent contract benefits	12,768	(11,740)	—		1,028
Contractholder funds	17,213	(16,356)	—		857
Unearned premiums	15,949	(3)	—		15,946
Claim payments outstanding	957	—	—		957
Deferred income taxes	1,355	(973)	—		382
Other liabilities and accrued expenses	8,749	(909)	—		7,840
Long-term debt	7,825	—	—		7,825
Separate Accounts	3,344	(3,344)	—		—
Total liabilities	95,770	(33,325)	—		62,445
Shareholders’ equity
Preferred stock and additional capital paid-in, $1 par value; $2,025 aggregate liquidation preference	1,970	—	—		1,970
Common stock, $.01 par value	9	—	—		9
Additional capital paid-in	3,498	(2,582)	—		916
Retained income	52,767	(5,028)	—		47,739
Treasury stock, at cost (596 million shares)	(31,331)	—	—		(31,331)
Accumulated other comprehensive income:
Unrealized net capital gains and losses	3,180	(1,193)	—		1,987
Unrealized foreign currency translation adjustments	(7)	(3)	—		(10)
Unamortized pension and other postretirement prior service credit	131	—	—		131
Total accumulated other comprehensive income (“AOCI”)	3,304	(1,196)	—		2,108
Total shareholders’ equity	30,217	(8,806)	—		21,411
Total liabilities and shareholders’ equity	$125,987	$(42,131)	$—		$83,856

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The Allstate Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For the year-ended December 31, 2020
($ in millions, except par value data)	Historical Allstate (a)	Divestitures (b)	Transaction accounting adjustments	Notes	Pro forma Allstate
Revenues
Property and casualty insurance premiums	$37,073	$—	$—		$37,073
Life premiums and contract charges	2,444	(1,350)	—		1,094
Other revenue	1,065	(121)	121	(c)	1,065
Net investment income	2,853	(1,263)	—		1,590
Realized capital gains and losses	1,356	(269)	—		1,087
Total revenues	44,791	(3,003)	121		41,909

Costs and expenses
Property and casualty insurance claims and claims expense	22,001	—	—		22,001
Shelter-in-Place Payback expense	948	—	—		948
Life contract benefits	2,243	(1,727)	—		516
Interest credited to contractholder funds	638	(605)	—		33
Amortization of deferred policy acquisition costs	5,630	(153)	—		5,477
Operating costs and expenses	5,732	(354)	116	(c)	5,494
Pension and other postretirement remeasurement gains and losses	(51)	—	—		(51)
Restructuring and related charges	259	(8)	2	(c)	253
Amortization of purchased intangibles	118	—	—		118
Interest expense	318	—	—		318
Total costs and expenses	37,836	(2,847)	118		35,107
Gain on disposition of operations	4	(4)	—		—
Income from operations before income tax expense	6,959	(160)	3		6,802
Income tax expense	1,383	(10)	—		1,373
Net income	5,576	(150)	3		5,429
Preferred stock dividends	115	—	—		115
Net income applicable to common shareholders	$5,461	$(150)	$3		$5,314

Earnings per common share
Net income applicable to common shareholders per common share - Basic	$17.53	$(0.48)	$0.01		$17.06
Weighted average common shares - Basic	311.6	—	—		311.6
Net income applicable to common shareholders per common share - Diluted	$17.31	$(0.48)	$0.01		$16.84
Weighted average common shares - Diluted	315.5	—	—		315.5

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The Allstate Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For the year-ended December 31, 2019
($ in millions, except par value data)	Historical Allstate (a)	Divestitures (b)	Transaction accounting adjustments	Notes	Pro forma Allstate
Revenues
Property and casualty insurance premiums	$36,076	$—	$—		$36,076
Life premiums and contract charges	2,501	(1,356)	—		1,145
Other revenue	1,054	(125)	125	(c)	1,054
Net investment income	3,159	(1,431)	—		1,728
Realized capital gains and losses	1,885	(347)	—		1,538
Total revenues	44,675	(3,259)	125		41,541

Costs and expenses
Property and casualty insurance claims and claims expense	23,976	—	—		23,976
Life contract benefits	2,039	(1,438)	—		601
Interest credited to contractholder funds	640	(606)	—		34
Amortization of deferred policy acquisition costs	5,533	(180)	—		5,353
Operating costs and expenses	5,690	(383)	115	(c)	5,422
Pension and other postretirement remeasurement gains and losses	114	—	—		114
Restructuring and related charges	41	(3)	1	(c)	39
Amortization of purchased intangibles	126	—	—		126
Impairment of purchased intangibles	106	—	—		106
Interest expense	327	—	—		327
Total costs and expenses	38,592	(2,610)	116		36,098
Gain on disposition of operations	6	(6)	—		—
Income from operations before income tax expense	6,089	(655)	9		5,443
Income tax expense	1,242	(126)	—		1,116
Net income	4,847	(529)	9		4,327
Preferred stock dividends	169	—	—		169
Net income applicable to common shareholders	$4,678	$(529)	$9		$4,158

Earnings per common share
Net income applicable to common shareholders per common share - Basic	$14.25	$(1.61)	$0.03		$12.67
Weighted average common shares - Basic	328.2	—	—		328.2
Net income applicable to common shareholders per common share - Diluted	$14.03	$(1.59)	$0.03		$12.47
Weighted average common shares - Diluted	333.5	—	—		333.5

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The Allstate Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For the year-ended December 31, 2018
($ in millions, except par value data)	Historical Allstate (a)	Divestitures (b)	Transaction accounting adjustments	Notes	Pro forma Allstate
Revenues
Property and casualty insurance premiums	$34,048	$—	$—		$34,048
Life premiums and contract charges	2,465	(1,330)	—		1,135
Other revenue	939	(119)	119	(c)	939
Net investment income	3,240	(1,601)	—		1,639
Realized capital gains and losses	(877)	180	—		(697)
Total revenues	39,815	(2,870)	119		37,064

Costs and expenses
Property and casualty insurance claims and claims expense	22,778	—	—		22,778
Life contract benefits	1,973	(1,378)	—		595
Interest credited to contractholder funds	654	(619)	—		35
Amortization of deferred policy acquisition costs	5,222	(139)	—		5,083
Operating costs and expenses	5,594	(392)	111	(c)	5,313
Pension and other postretirement remeasurement gains and losses	468	—	—		468
Restructuring and related charges	67	(3)	—		64
Amortization of purchased intangibles	105	—	—		105
Interest expense	332	—	—		332
Total costs and expenses	37,193	(2,531)	111		34,773
Gain on disposition of operations	6	(6)	—		—
Income from operations before income tax expense	2,628	(345)	8		2,291
Income tax expense	468	(9)	—		459
Net income	2,160	(336)	8		1,832
Preferred stock dividends	148	—	—		148
Net income applicable to common shareholders	$2,012	$(336)	$8		$1,684

Earnings per common share
Net income applicable to common shareholders per common share - Basic	$5.78	$(0.97)	$0.02		$4.83
Weighted average common shares - Basic	347.8	—	—		347.8
Net income applicable to common shareholders per common share - Diluted	$5.70	$(0.95)	$0.02		$4.77
Weighted average common shares - Diluted	353.2	—	—		353.2

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The Allstate Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1. Basis of presentation
The allocation of corporate support and expenses included may differ from expenses that would have been included on a stand-alone basis. The pro forma condensed consolidated statements of operations do not reflect the estimated loss related to the divestitures.
(a)Reflects the Corporation’s historical US GAAP condensed consolidated financial statements, as reported, before transaction accounting adjustments related to the divestitures for the years ended December 31, 2020, 2019 and 2018.
(b)Reflects the ALIC and ALNY historical results, and comprised the reportable segments of Allstate Life and Allstate Annuities, for the years ended December 31, 2020, 2019 and 2018.
Note 2. Transaction accounting adjustments
(c)Represents income received and operating expenses incurred in connection with sales of non-proprietary life and annuity products offered by Allstate exclusive agents and exclusive financial specialist. This business will remain at the Corporation.